UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Recovery Energy, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	33-152571
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

1515 Wynkoop Street, Suite 200 Denver, CO	80202
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act: None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates
(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $0.0001 par value per share
(Title of Class)

Item 1.                      Description of Registrant's Securities to be Registered

Recovery Energy, Inc. (the “Registrant”) hereby incorporates by reference the description of its common stock to be registered hereunder in the section captioned “Description of Securities” in the Registrant’s Registration Statement on Form S-1 (File No. 333-169070), as originally filed with the Securities and Exchange Commission (the “Commission”) on August 26, 2010 (the “Registration Statement”), and in the prospectus included in the Registration Statement to be filed separately by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended.

Item 2.                      Exhibits

Exhibit #	Description	Reference
3.1	Articles of Incorporation	Incorporated herein by reference to Exhibit 3.1 to our form S-1 filed on July 28, 2008.
3.2	Amended and Restated Bylaws	Incorporated herein by reference to Exhibit 3.2 to our current report on form 8-K filed on June 18, 2010.
4.1	Stockholders Agreement with Hexagon Investments Incorporated	Incorporated herein by reference to Exhibit 4.1 to our current report filed on form 8-K on June 29, 2010.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:  March 31, 2011

Recovery Energy, Inc.

By:	/s/ Roger A. Parker
Name: Roger A. Parker
Title: Chief Executive Officer